SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    October 8, 2002

Borland Software Corporation
(Exact Name of Registrant as Specified in Charter)

Delaware	0-16096	94-2895440
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Enterprise Way, Scotts Valley, California 95066-3249
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:    (831) 431-1000

(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events.

On October 8, 2002, Borland Software Corporation, a Delaware corporation (“Borland”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Starbase Corporation, a Delaware corporation (“Starbase”), and Galaxy Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Borland (“Purchaser”). The Merger Agreement contemplates Purchaser commencing a tender offer (the “Offer”) for all outstanding shares of Starbase’s common stock at a price of $2.75 per share, net to the seller in cash, without interest, subject to certain conditions, including the receipt of all necessary government approvals and the tender, without withdrawal prior to the expiration of the Offer, of at least a majority of Starbase’s outstanding shares of common stock, including shares subject to Starbase stock options with an exercise price per share that is equal to or less than the offer price. Following consummation of the Offer and the satisfaction or waiver of certain conditions, Purchaser will be merged with and into Starbase (the “Merger”) with Starbase surviving the Merger as a wholly owned subsidiary of Borland, and all remaining outstanding shares of Starbase common stock will be converted into the right to receive $2.75 per share in cash. The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by reference.

In connection with the Merger Agreement, Borland has also agreed to make available to Starbase bridge financing of $2 million to fund its operations until the transaction is completed.

Additionally, all of Starbase’s directors and certain of its executive officers have entered into a Tender and Voting Agreement pursuant to which they have agreed, in their capacity as stockholders of Starbase, to tender in the Offer all shares of Starbase held by them, representing in the aggregate 81,985 shares of Starbase common stock or approximately 0.94% of the outstanding shares of Starbase’s common stock, including shares subject to Starbase stock options with an exercise price per share that is equal to or less than the offer price. The foregoing description of the Tender and Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Tender and Voting Agreement, which is filed as Exhibit 2.2 hereto and incorporated herein by reference.

On October 9, 2002, Borland and Starbase issued a joint press release, which is filed as Exhibit 99.1 hereto and incorporated by reference herein, announcing the execution of the Merger Agreement.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

2.1	Agreement and Plan of Merger dated as of October 8, 2002 by and among Borland Software Corporation, Galaxy Acquisition Corp. and Starbase Corporation.

2.2
Tender and Voting Agreement dated as of October 8, 2002 entered into by Borland Software Corporation, Galaxy Acquisition Corp. and each director of Starbase Corporation and the executive officers of Starbase Corporation identified therein.

99.1	Joint Press Release of Borland Software Corporation and Starbase Corporation dated October 9, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BORLAND SOFTWARE CORPORATION

Date: October 9, 2002	By:	/s/ Keith E. Gottfried
Name: Keith E. Gottfried
Title: Senior Vice President–Law & Corporate Affairs,
General Counsel, Corporate Secretary and
Chief Legal Officer

Index to Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated as of October 8, 2002 by and among Borland Software Corporation, Galaxy Acquisition Corp., and Starbase Corporation.

2.2
Tender and Voting Agreement dated as of October 8, 2002 entered into by Borland Software Corporation, Galaxy Acquisition Corp. and each director of Starbase Corporation and the executive officers of Starbase Corporation identified therein

99.1	Joint Press Release of Borland Software Corporation and Starbase Corporation dated October 9, 2002.